Exhibit 5.1

ATTORNEYS AT LAW 777 East Wisconsin Avenue Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com CLIENT/MATTER NUMBER 051892-0584

June 5, 2012

MAKO Surgical Corp.
2555 Davie Road
Fort Lauderdale, Florida 33317

Ladies and Gentlemen:

We have acted as securities counsel for MAKO Surgical Corp., a Delaware corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-3 (Registration No. 333-181277) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus, dated June 5, 2012 (the “Prospectus”), to be filed by the Company with the Commission under the Securities Act relating to the resale from time to time by the selling stockholders named therein of up to 275,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in the manner set forth in the Prospectus.

The Shares consist of 275,000 shares of the Common Stock that are issuable upon exercise of common stock purchase warrants that the Company sold in a private placement transaction (the “Warrants”).

In connection with our representation, we have examined: (i) the Registration Statement; (ii) the Prospectus; (iii) the Company’s Third Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws; (iv) the Warrants; (v) resolutions of the Company’s Board of Directors relating to the authorization of the issuance of the Shares; and (vi) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that the Shares issuable upon exercise of the Warrants, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We consent to the deemed incorporation by reference of this opinion into the Registration Statement and the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

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